Sperry Van Ness Dunn Commercial

NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®
COMMERCIAL CONTRACT OF SALE

[Check all boxes applicable to this Contract - Boxes not checked do not apply to this Contract]

In consideration of the agreements contained in this Commercial Contract of Sale (the "Contract"), Seller shall sell and convey to Purchaser, and Purchaser shall buy and pay for , the Property (defined below) pursuant to the provisions, and subject to the conditions, of this Contract.

1.	PARTIES. The parties to this Contract are:
Seller: Royal Bodycare, Inc. Address: 2301 Crown Ct
Irving, Texas 75038
Phone: (972) 893-4000 Fax: (972) 893-4111
Email: steve.brown@rbclifesciences.com
Tax ID No.: _______________________
Purchaser: Decor Pro LLC      Address: 709 E 44th street
Lubbock, Texas 79404
Phone: (806) 722-1225 Fax: (806) 712-1310
Email: blake@thedecorgroup.com
Tax ID No.: _______________________

2.	PROPERTY. The address of the Property is :
2301 Crown Court
Irving, Texas 75038

The Property is located in Dallas County, Texas, the land portion of which is further described as:
Walnut Hill Distribution Center Walnut Hill Distribution Center 4 BLK
4 lot 1 ACS 6 .972 VOL20001053 / 3722 DD03152001 "CO-DC 5654 60 0400100"1325656004
Or as described in Exhibit "A", LEGAL DESCRIPTION and/or shown on Exhibit "B", SITE PLAN. The Property includes all improvements, fixtures, and personal property situated thereon, and all rights and appurtenances pertaining thereto , including any right, title and interest of Seller in and to adjacent streets , alleys, and rights-of-way (such land, improvements, fixtures , personal property , rights, and appurtenances being collectively referred to in this Contract as the "Property").

3.	PURCHASE PRICE.

A.Amount and Payable. The purchase price for the Property is $5,184,852.00 (the "Purchase Price"), payable at the Closing as follows (with the Earnest Money to be applied to the Purchase Price) [Check only one]:

X (1) All in cash (meaning Good Funds, as defined in Section 4.F. below).

4.	EARNEST MONEY AND TITLE COMPANY ESCROW.

A.Title Company. The Title Company to serve as escrow agent for this Contract is (the "Title Company"):
First Western Title Co.
5000 Quorum Drive Suite 175 Dallas, Texas 75254

B.Effective Date. The "Effective Date" is the date the Title Company acknowledges receipt of this fully executed Contract as indicated by the signature block for the Title Company.

C.Earnest Money. Within two Business Days after the Effective Date, Purchaser shall deliver an earnest money deposit in the amount of $ 100,000.00 (the "Earnest Money") payable to the Title Company in its capacity as escrow agent, to be held in escrow pursuant to the terms of this Contract. Seller's acceptance of this Contract is expressly conditioned upon Purchaser's timely deposit of the Earnest Money with the Title Company. If Purchaser fails to timely deposit the Earnest Money with the Title Company, then Seller may, at Seller's option, terminate this Contract by delivering a written termination notice to Purchaser at any time until Purchaser deposits the Earnest Money with the Title Company.

Purchaser instructs the Title Company to promptly deposit the Earnest Money upon receipt in one or more insured accounts in a state or federal banking or savings institution. After receipt of necessary tax forms from Purchaser, the Title Company will deposit the Earnest Money in an interest bearing account unless this box is checked, in which case the Title Company will not be required to deposit the Earnest Money in an interest bearing account. Any interest earned on the Earnest Money will become a part of the Earnest Money. At the Closing, the Earnest Money will be applied to the Purchase Price or, at Purchaser's option, will be returned to Purchaser upon full payment of the Purchase Price.

D.Independent Consideration. Notwithstanding anything in this Contract to the contrary, a portion of the Earnest Money in the amount of $100.00 will be non-refundable and will be distributed to Seller upon any termination of this Contract as independent consideration for Seller's performance under this Contract. If this Contract is properly terminated by Purchaser pursuant to a right of termination granted to Purchaser by any provision of this Contract, the Earnest Money will be promptly returned to Purchaser. Any provision of this Contract that states that the Earnest Money is to be returned to Purchaser means that the Earnest Money, less the non-refundable portion, is to be returned to Purchaser.

E.Escrow. The Earnest Money is deposited with the Title Company with the understanding that the Title Company is not: (1) responsible for the performance or non-performance of any party to this Contract ; or (2) liable for interest on the funds except to the extent interest has been earned after the funds have been deposited in an interest bearing account.

F.Definition of Good Funds. "Good Funds" means currently available funds, in United States dollars, paid in the form of a certified check, cashier's check, official bank check or wire transfer acceptable to the Title Company, such that the payment may not be stopped by the paying party. Any reference in this Contract to "cash" means Good Funds.

5.	SURVEY AND TITLE.

A.Survey. Within 20 days after the Effective Date [Check only one]:

X	Seller shall deliver to Purchaser a new survey (the "Survey") of the Property prepared at Seller's expense.

Purchaser shall obtain a new survey (the "Survey") of the Property prepared at Purchaser's expense.

Purchaser shall obtain a new survey (the "Survey") of the Property prepared at Purchaser's expense, and Seller will give a credit to Purchaser against the Purchase Price at the Closing for the cost of the Survey in an amount not to exceed $-.

Seller shall deliver to Purchaser a copy of the most recent existing survey (the "Survey") of the Property in Seller's possession. Seller shall also deliver an Affidavit to the Title Company, in form and substance reasonably satisfactory to the Title Company, stating that none of the improvements on the Property and other matters shown by the existing Survey have changed since the existing Survey was prepared. If Purchaser, Purchaser's lender or the Title Company requires a new survey for any reason, then Purchaser shall obtain and pay for the cost of the new Survey, and [check only one]: Seller will not be required to pay for any portion of the cost of the new Survey; or Seller will give a credit to Purchaser against the Purchase Price at the Closing for the cost of the new Survey in an amount not to exceed $-.

Any new Survey must:

(1)be prepared by a Registered Professional Land Surveyor;
(2)be in a form reasonably acceptable to Purchaser and the Title Company;
(3)set forth a legal description of the Property by metes and bounds or by reference to a platted lot or lots;
(4)show that the Survey was made on the ground with corners marked with monuments either found or placed;
(5)show any discrepancies or conflicts in boundaries, and any visible encroachments;
(6)contain the surveyor's certificate that the Survey is true and correct; and
(7)show the location and size of all of the following on or immediately adjacent to the Property, if any , if recorded or visible and apparent:
(a)buildings,
(b)building set back lines (as shown on any recorded plat, but not as may be described in any restrictive covenants or zoning ordinances),
(c)streets and roads,
(d)100-year flood plain (approximate location),
(e)improvements,
(f)encroachments,
(g)easements ,
(h)recording information of recorded easements,
(i)pavements,
(j)protrusions,
(k)fences,
(l)rights-of-way, and
(m)any markers or other visible evidence of utilities.

Any area of the Property within the 100-year flood plain will be shown on the Survey as the approximate location of the 100-year flood plain as shown on any map prepared by the Federal Emergency Management Agency or other applicable governmental authority. The surveyor is authorized to determine the area of the Property within any 100-year flood plain as shown on any map prepared by any governmental authority, and in the absence of such a map, as otherwise reasonably determined by the surveyor. If the area within any 100-year flood plain is to be deducted for the purpose of determining Net Land Area (defined below) then the Survey must show the area of the Property covered by the 100-year flood plain, and that area, as reasonably determined by the surveyor, will be conclusive for purposes of this Contract, even though the surveyor may qualify that determination as approximate.

After the delivery of the Survey , the legal description of the Property set forth in the Survey will be incorporated in this Contract as the legal description of the Property, and will be used in the deed and any other documents requiring a legal description of the Property.

B.Title Commitment. Within 20 days after the Effective Date, Seller shall deliver or cause to be delivered to Purchaser:

(1)
A title commitment (the "Title Commitment") covering the Property binding the Title Company to issue a Texas Owner Policy of Title Insurance (the "Title Policy") on the standard form prescribed by the Texas Department of Insurance at the Closing, in the full amount of the Purchase Price, insuring Purchaser's fee simple title to the Property to be good and indefeasible, subject only to the Permitted Exceptions (defined below); and

(2)	the following (collectively , the "Title Documents"):

(a)	true and legible copies of all recorded instruments affecting the Property and recited as exceptions in the Title Commitment;

(b)	a current tax certificate ;

(c)	any written notices required by applicable statutes, including those referenced in Section 20; and

(d)	if the Property includes any personal property, UCC search reports pertaining to the Seller.

6.	REVIEW OF SURVEY AND TITLE.

A.Title Review Period. Purchaser will have 15 days (the "Title Review Period") after receipt of the last of the Survey, Title Commitment and Title Documents to review them and to deliver a written notice to Seller stating any objections Purchaser may have to them or any item disclosed by them. Purchaser's failure to object within the time provided will be a waiver of the right to object. Any item to which Purchaser does not object will be deemed a "Permitted Exception." The items set forth on Schedule C of the Title Commitment, and any other items the Title Company identifies to be released upon the Closing, will be deemed objections by Purchaser. Zoning ordinances and the lien for current taxes are deemed to be Permitted Exceptions.

B.Cure Period. If Purchaser delivers any written objections to Seller within the Title Review Period, then Seller shall make a good faith attempt to cure the objections within 10 days (the "Cure Period") after receipt of the objections. However, Seller is not required to incur any cost to do so. If Seller cannot cure the objections within the Cure Period, Seller may deliver a written notice to Purchaser, before expiration of the Cure Period, stating whether Seller is committed to cure the objections at or before the Closing. If Seller does not cure the objections within the Cure Period, or does not timely deliver the notice, or does not commit in the notice to fully cure all of the objections at or before the Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (1) the date that is seven days after the expiration of the Cure Period; or (2) the scheduled Closing Date.

C.New Items. If any new items are disclosed by any updated Survey, updated Title Commitment, or any new Title Documents, that were not disclosed to Purchaser when the Survey, Title Commitment, and Title Documents were first delivered to Purchaser, then Purchaser will have 15 days to review the new items and to deliver a written notice to Seller stating any objections Purchaser may have to the new items. If Purchaser timely delivers any written objections as to the new items to Seller, then Seller shall make a good faith attempt to cure the objections to the new items within 10 days (the "Additional Cure Period") after receipt of the objections as to the new items. However, Seller is not required to incur any cost to do so. If Seller does not cure the objections as to the new items within the Additional Cure Period, or does not deliver a written notice to Purchaser before the expiration of the Additional Cure Period stating whether Seller is committed to cure the objections as to the new items at or before the Closing, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the earlier to occur of: (1) that date that is seven days after the expiration of the Additional Cure Period; or (2) the scheduled Closing Date.

D.Return of Earnest Money or Waiver. If Purchaser properly and timely terminates this Contract, the Earnest Money will be returned to Purchaser. If Purchaser does not properly and timely terminate this Contract, then Purchaser will be deemed to have waived any uncured objections and must accept title at the Closing subject to the uncured objections and other Permitted Exceptions. Seller's failure to cure Purchaser's objections under this Section 6 does not constitute a default by Seller.

7.	SELLER'S REPRESENTATIONS.

A.Statements. Seller represents to Purchaser, to the best of Seller's knowledge, as follows :

(1)Title. At the Closing, Seller will convey to Purchaser good and indefeasible fee simple title to the Property free and clear of any and all liens, assessments, easements, security interests and other encumbrances except the Permitted Exceptions. Delivery of the Title Policy pursuant to Section 15 (the Closing) will be deemed to satisfy the obligation of Seller as to the sufficiency of title required under this Contract. However, delivery of the Title Policy will not release Seller from the warranties of title set forth in the warranty deed.

(2)Leases. There are no parties in possession of any portion of the Property as lessees, tenants at sufferance or trespassers except tenants under written leases delivered to Purchaser pursuant to this Contract.

(3)Liens and Debts. There are no mechanic's liens, Uniform Commercial Code liens or unrecorded liens against the Property, and Seller shall not allow any such liens to attach to the Property before the Closing that will not be satisfied out of the Closing proceeds. All obligations of Seller arising from the ownership and operation of the Property and any business operated on the Property, including, but not limited to, taxes, leasing commissions, salaries, contracts, and similar agreements, have been paid or will be paid before the Closing. Except for obligations for which provisions are made in this Contract for prorating at the Closing and any indebtedness taken subject to or assumed, there will be no obligations of Seller with respect to the Property outstanding as of the Closing.

(4)Litigation. There is no pending or threatened litigation, condemnation, or assessment affecting Property. Seller shall promptly advise Purchaser of any litigation, condemnation or assessment affecting the Property that is instituted after the Effective Date.

8.OPERATION OF THE PROPERTY. After the Effective Date until the Closing Date, Seller shall:
(1) operate the Property in the same manner as the Property has been operated by Seller; and (2) maintain the Property in the same condition as existed on the Effective Date, except for ordinary wear and any casualty loss. After the Effective Date, Seller shall not, without Purchaser's prior written approval: (1) further encumber the Property or allow an encumbrance upon the title to the Property, or modify the terms of any existing encumbrance, if the encumbrance would still be in effect after Closing; or (2) enter into any lease or contract affecting the Property, if the lease or contract would still be in effect after Closing. However, Seller may enter into a lease or contract with an independent third party, in the ordinary course of business, without Purchaser's consent, if Purchaser will be entitled to terminate the lease or contract after Closing, without incurring any termination charge, by delivering a termination notice 30 days in advance of the termination date. If Seller enters into any lease or contract affecting the Property after the Effective Date, then Seller shall immediately deliver a photocopy of the signed document to Purchaser.

9.
NONCONFORMANCE. Purchaser has or will independently investigate and verify to Purchaser's satisfaction the extent of any limitations of uses of the Property. Purchaser acknowledges that the current use of the Property or the improvements located on the Property (or both) may not conform to applicable Federal, State or municipal laws, ordinances, codes or regulations. Zoning, permitted uses, height limitations, setback requirements, minimum parking requirements, limitations on coverage of improvements to total area of land, Americans with Disabilities Act requirements, wetlands restrictions and other matters may have a significant economic impact upon the intended use of the Property by Purchaser. However, if Seller is aware of any pending zoning changes or current nonconformance with any Federal, State or local laws , ordinances, codes or regulations, Seller shall disclose them to Purchaser.

10.	INSPECTION. [Check only A or B]

A. Inspection Not Necessary. Purchaser acknowledges that Purchaser has inspected the Property, including all buildings and improvements, and is thoroughly familiar with their condition. Purchaser accepts the Property in its present "AS IS" condition, with any changes caused by normal wear and tear before the Closing, but without waiving Purchaser's rights by virtue of Seller's representations and agreements expressed in this Contract.

X B. Inspection Desired. Purchaser desires to inspect the Property and Seller grants to Purchaser the right to inspect the Property as described below.

(1)Inspection Period. Purchaser will have a period of 45 days after the Effective Date (the "Inspection Period") to inspect the Property and conduct studies regarding the Property.

Purchaser's studies may include, without limitation: (a) permitted use and zoning of the Property; (b) core borings; (c) environmental and architectural tests and investigations; (d) physical inspections of improvements, fixtures, equipment, subsurface soils, structural members, and personal property; and (e) examination of agreements , manuals, plans, specifications and other documents relating to the construction and condition of the Property. Purchaser and Purchaser's agents, employees, consultants and contractors will have the right of reasonable entry onto the Property during normal business hours, and upon reasonable advance notice to Seller and any tenants on the Property, for purposes of inspections, studies, tests and examinations deemed necessary by Purchaser. The inspections, studies, tests and examinations will be at Purchaser's expense and risk. Purchaser may also use the Inspection Period to perform feasibility studies, obtain equity funding, seek financing, and satisfy other conditions unrelated to the condition of the Property. Purchaser shall defend and indemnify Seller against any claims that arise due to any actions by Purchaser or Purchaser's agents, employees, consultants and contractors. Purchaser's obligation to defend and indemnify Seller will survive the Closing or termination of this Contract.

(2)Deleted.

(3)Termination. If Purchaser determines, in Purchaser's sole discretion, no matter how arbitrary, that Purchaser chooses not to purchase the Property for any reason, then Purchaser may terminate this Contract by delivering a written notice to Seller on or before the last day of the Inspection Period, in which case the Earnest Money will be returned to Purchaser. Purchaser's reason for choosing to terminate this Contract does not need to be related to the condition of the Property, and Purchaser is not required to justify Purchaser's decision to terminate this Contract.

(4)Acceptance. If Purchaser does not properly and timely terminate this Contract before the expiration of the Inspection Period (or if Purchaser accepts the Property in writing) then Purchaser will be deemed to have waived all objections to the Property, except for any title objections that may be outstanding pursuant to Section 6 (Review of Survey and Title) of this Contract. In that event, except as may be expressly stated otherwise in this Contract, Purchaser accepts the Property in its current "AS IS" condition, with any changes caused by normal wear and tear before the Closing, and this Contract will continue in full force and effect. This provision does not, however, limit or invalidate any express representations and agreements Seller has made in this Contract.

(5)Restoration. If the transact ion described in this Contract does not close through no fault of Seller , and the condition of the Property was altered due to inspections, studies, tests or examinations performed by Purchaser or on Purchaser's behalf, then Purchaser must restore the Property to its original condition at Purchaser's expense. Purchaser's obligation to restore the Property will survive the termination of this Contract.

C. Reports. [Check all that apply]

(a) Within _____________days after the Effective Date, Seller shall deliver to Purchaser a written "Phase I" report of an environmental assessment of the Property. The report will be prepared, at Seller's expense, by an environmental consultant reasonably acceptable to Purchaser. The environmental assessment must include an investigation into the existence of Hazardous Materials (as defined in Section 19.A. of this Contract) in, on or around the Property. The environmental assessment must also include a land use history search, engineering inspections, research and studies that may be necessary to discover the existence of Hazardous Materials.

X (b) Within 20 days after the Effective Date, Seller shall deliver to Purchaser copies of all reports in Seller's possession or control of engineering investigations, tests and environmental studies that have been made with respect to the Property within the three year period before the Effective Date.

X (c) If Purchaser terminates this Contract, Purchaser shall return to Seller, at Purchaser's expense and contemporaneously with the termination, the original, hard copies of any documents Seller delivered to Purchaser. Also, Purchaser shall return, destroy, or delete any other copies of such documents, electronic or otherwise, in Purchaser's possession. This provision will survive the termination of this Contract.

(d) If Purchaser terminates this Contract, Purchaser shall deliver to Seller, at Purchaser's expense and contemporaneously with the termination, copies of all written reports, inspections, plats, drawings and studies that relate to the condition of the Property made by Purchaser's agents, consultants and contractors . This provision will survive the termination of this Contract.

11.    DELIVERY AND REVIEW OF DOCUMENTS.

A.
Delivery. Seller agrees to deliver to Purchaser, within 10 days after the Effective Date, complete and legible copies of the following pertaining to the Property, to the extent in Seller's possession or readily available to Seller:

(1)All current leases, including all modifications, amendments, supplements and extensions thereof (including written descriptions of any oral agreements);

(2)A current rent roll certified by Seller to be true, complete and accurate as of the date of delivery , including names of tenants, annual or monthly rents, expenses paid by tenants and by Seller, commencement dates, terms of leases, and renewal options;

(3)A current inventory of all tangible personal property and fixtures owned by Seller and located on, attached to , or used in connection with the Property, to be sold with the Property, certified by Seller to be true and correct as of the date of delivery;

(4)Any Notes, Deeds of Trust and other loan documents pertaining to loans assumed or taken subject to;

(1)All service, maintenance, management, or other contracts relating to the ownership and operation of the Property
(2)All warranties and guaranties;

(3)All fire, hazard, liability, and other insurance policies ;

(4)The real estate and personal property tax statements for the previous two calendar years ;

(5)All leasing and commission agreements ;

(6)The "as built" or other plans and specifications ;

(7)A statement of utility charges , repair costs and other expenses incurred by Seller for the operation and maintenance of the Property for each month for the two years preceding the Effective Date;

(8)A true and correct statement of income and expenses from January 1, 2012 to December 31, 2014;

(9)Any certificate of mold remediation that has been issued for the Property under Section 1958.154 of the Occupations Code within the preceding five years; and

(10)Other ________________________________________________________________

B.    Review of Documents. Purchaser will have a period of time (the "Document Review

Period") to review the information identified above, ending the later to occur of :

a.	20 days after the Effective Date; or

b.	the end of the Inspection Period (if any).

If Purchaser objects to any information disclosed to or discovered by Purchaser, in Purchaser's sole discretion, no matter how arbitrary, Purchaser may: (i) terminate this Contract by delivery of a written notice to Seller before the expiration of the Document Review Period, in which case the Earnest Money will be returned to Purchaser and Purchaser shall return all documents Seller delivered to Purchaser; or (ii) waive the objections and close the transaction. If Purchaser does not deliver a written termination notice to Seller before expiration of the Document Review Period, then any objections as to the information provided by Seller pursuant to this Section will be deemed to be waived by Purchaser.

12.    DELETED.

13.    CASUALTY LOSS AND CONDEMNATION.

A.
Damage or Destruction. All risk of loss to the Property will remain upon Seller before the Closing. If the Property is damaged or destroyed by fire or other casualty to a Material Extent (defined below), then Purchaser may terminate this Contract by delivering a written termination notice to Seller within 10 days after the date the casualty occurred (and in any event before the Closing), in which case the Earnest Money will be returned to Purchaser. If the Property is damaged by fire or other casualty to less than a Material Extent, the parties shall proceed to the Closing as provided in this Contract. If the transaction is to proceed to the Closing, despite any damage or destruction, there will be no reduction in the Purchase Price and Seller shall either: (1) fully repair the damage before the Closing, at Seller's expense; or (2) give a credit to Purchaser at the Closing for the entire cost of repairing the Property. The term "Material Extent" means damage or destruction where the cost of repair exceeds ten percent (10%) of the Purchase Price. If the repairs cannot be completed before the Closing Date. or the cost of repairing the Property cannot be determined before the Closing Date, then either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date that is not more than 30 days after the previously scheduled Closing Date.

B.
Condemnation. If condemnation proceedings are commenced before the Closing against any portion of the Property, then Seller shall immediately notify Purchaser in writing of the condemnation proceedings, and Purchaser may terminate this Contract by delivering a written notice to Seller within 1O days after Purchaser receives the notice (and in any event before the Closing), in which case the Earnest Money will be returned to Purchaser. If this Contract is not terminated, then any condemnation award will (a) if known on the Closing Date, belong to Seller and the Purchase Price will be reduced by the same amount, or (b) if not known on the Closing Date, belong to Purchaser and the Purchase Price will not be reduced.

14.    ASSIGNMENT. [Check only one]

A.
Assignment Permitted. Purchaser may assign this Contract provided the assignee assumes in writing all obligations and liabilities of Purchaser under this Contract, in which event Purchaser will be relieved of any further liability under this Contract.

B.
Limited Assignment Permitted. Purchaser may assign this Contract only to a related party, defined as: (1) an entity in which Purchaser is an owner, partner or corporate officer; (2) an entity which is owned or controlled by the same person or persons that own or control Purchaser; or (3) a member or members of the immediate family of Purchaser, or a trust in which the beneficiary or beneficiaries is or are a member or members of the immediate family of Purchaser. Purchaser will remain liable under this Contract after any assignment.

C.	Assignment Prohibited. Purchaser may not assign this Contract without Seller’s prior written consent.

15.    CLOSING.

A.
Closing Date. The closing of the transaction described in this Contract (the "Closing") will be held at the offices of the Title Company at its address stated below, on the date (the "Closing Date") that is [complete only one]:

30 days after the expiration of the Inspection Period;
______ days after the Effective Date; or
____________________________________________

However, if any objections that were timely made by Purchaser in writing pursuant to Section 6 (Review of Survey and Title) have not been cured, then either party may postpone the Closing Date by delivering a written notice to the other party specifying an extended Closing Date that is not more than thirty 30 days after the previously scheduled Closing Date.

B.	Seller's Closing Obligations. At the Closing, Seller shall deliver to Purchaser, at Seller's expense:

a.
A duly executed [check only one]: General Warranty Deed X Special Warranty Deed (with vendor's lien retained if financing is given by Seller or obtained from a third party) conveying the Property in fee simple according to the legal description prepared by the surveyor as shown on the Survey, subject only to the Permitted Exceptions;

b.
An updated Title Commitment committing the underwriter for the Title Company to issue promptly after the Closing, at Seller's expense, the Title Policy pursuant to the Title Commitment , subject only to the Permitted Exceptions, in the full amount of the Purchase Price, dated as of the date of the Closing, and (at an additional premium cost) [check only one if applicable]: with the survey exception modified at Seller's expense to read "any shortages in area," or X with the survey exception modified at Purchaser's expense to read "any shortages in area;"

c.
A Bill of Sale conveying the personal property described in this Contract, free and clear of liens, security interests, and encumbrances, subject only to the Permitted Exceptions (to the extent applicable);

d.	Possession of the Property, subject to valid existing leases disclosed by Seller to Purchaser and other applicable Permitted Exceptions;

e.	An executed assignment of all leases, if there are any leases affecting the Property;

f.	A current rent roll certified by Seller to be complete and accurate , if there are any leases affecting the Property;

g.	Evidence of Seller's authority and capacity to close this transact ion ; and

h.	All other documents reasonably required by the Title Company to close this transaction.

C.	Purchaser's Closing Obligations. At the Closing, Purchaser shall deliver to Seller, at Purchaser's expense :

(1)	The cash portion of the Purchase Price (with the Earnest Money being applied to the Purchase Price);

(2)	Evidence of Purchaser's authority and capacity to close this transact ion ; and

(3)	All other documents reasonably required by the Title Company to close this transaction.

D.	Closing Costs. Each party shall pay its share of the closing costs which are customarily paid by a seller or purchaser in a transaction of this character in the county where the Property is located, or as otherwise agreed.

E.
Prorations. Rents, lease commissions, interest on any assumed loan, insurance premiums on any transferred insurance policies, maintenance expenses, operating expenses, standby fees, and ad valorem taxes for the year of the Closing will be prorated at the Closing effective as of the date of the Closing (with the Purchaser being considered the owner of the Property for the entire day of the Closing). Seller shall give a credit to Purchaser at the Closing in the aggregate amount of any security deposits deposited by tenants under leases affecting the Property. If the Closing occurs before the tax rate is fixed for the year of the Closing, the apportionment of the taxes will be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation, but any difference between actual and estimated taxes for the year of the Closing actually paid by Purchaser will be adjusted equitably between the parties upon receipt of a written statement of the actual amount of the taxes. This provision will survive the Closing.

F.	Deleted

G.	Deleted

H.
Foreign Person Notification. If Seller is a Foreign Person, as defined by the Internal Revenue Code, or if Seller fails to deliver to Purchaser a non-foreign affidavit pursuant to § 1445 of the Internal Revenue Code, then Purchaser may withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the withheld proceeds to the Internal Revenue Service, together with appropriate tax forms. A non-foreign affidavit from Seller must include: (1) a statement that Seller is not a foreign person; (2) the U.S. taxpayer identification number of Seller; and (3) any other information required by §1445 of the Internal Revenue Code.

16.    DELETED.

17.    AGENCY DISCLOSURE.

A.
Agency Relationships. The term "Brokers" refers to the Principal Broker and the Cooperating Broker, if applicable, as set forth on the signature page. Each Broker has duties only to the party the Broker represents as identified below. If either Broker is acting as an intermediary, then that Broker will have only the duties of an intermediary, and the intermediary disclosure and consent provisions apply as set forth below. [Each broker check only one]

(1)The Principal Broker is: X agent for Seller only; or agent for Purchaser only; or an intermediary.

(2)The Cooperating Broker is: agent for Seller only; X or agent for Purchaser only; or an intermediary.

18.    DELETED.

19.    MISCELLANEOUS PROVISIONS.

A.
Definition of Hazardous Materials. "Hazardous Materials" means any pollutants, toxic substances, oils, hazardous wastes, hazardous materials or hazardous substances as defined in or pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Clean Water Act, as amended, or any other Federal, State or local environmental law, ordinance, rule, or regulation, whether existing as of the Effective Date or subsequently enacted.

B.
Notices. All notices and other communications required or permitted under this Contract must be in writing and will be deemed delivered on the earlier of: (1) actual receipt, if delivered in person or by courier, with evidence of delivery; (2) receipt of an electronic facsimile ("Fax") transmission with confirmation of delivery to the Fax numbers specified in this Contract, if any; or (3) upon deposit with the United States Postal Service, certified mail, return receipt requested, postage prepaid, and properly addressed to the intended recipient at the address set forth in this Contract. Any party may change its address for notice purposes by delivering written notice of its new address to all other parties in the manner set forth above. Copies of all written notices should also be delivered to the Brokers and to the Title Company, but failure to notify the Brokers or the Title Company will not cause an otherwise properly delivered notice to be ineffective.

X 1. Seller also consents to receive any notices by email.

X 2. Purchaser also consents to receive any notices by email.

C.
Termination. If this Contract is terminated for any reason, the parties will have no further rights or obligations under this Contract, except that: (1) Purchaser shall pay the costs to repair any damage to the Property caused by Purchaser or Purchaser's agents; and (2) each party shall perform any other obligations that, by the explicit provisions of this Contract, expressly survive the termination of this Contract. The obligations of this Section 19.C. will survive the termination of this Contract. The terms of any mutual termination agreement will supersede and control over the provisions of this Section 19.C. to the extent of any conflict.

D.
Forms. In case of a dispute as to the form of any document required under this Contract, the most recent form prepared by the State Bar of Texas will be used, modified as necessary to conform to the terms of this Contract.

E.
Attorneys' Fees. The prevailing party in any proceeding brought to enforce this Contract. or brought relating to the transaction contemplated by this Contract, will be entitled to recover , from the non-prevailing party, court costs, reasonable attorneys' fees and all other reasonable related expenses .

F.
Integration. This Contract contains the complete agreement between the parties with respect to the Property and cannot be varied except by written agreement. The parties agree that there are no oral agreements, understandings, representations or warranties made by the parties that are not expressly set forth in this Contract. Any prior written agreements, understandings, representations or warranties between the parties will be deemed merged into and superceded by this Contract, unless it is clear from the written document that the intent of the parties is for the previous written agreement, understanding, representation or warranty to survive the execution of this Contract.

G.	Binding Effect. This Contract will inure to the benefit of, and will be binding upon, the parties to this Contract and their respective heirs, legal representatives, successors and assigns.

H.	Time for Performance. Time is of the essence under each provision of this Contract. Strict compliance with the times for performance is required.

I.
Business Day. If any date of performance under this Contract falls on a Saturday , Sunday or Texas legal holiday, such date of performance will be deferred to the next day that is not a Saturday , Sunday or Texas legal holiday.

J.
Right of Entry. After reasonable advance notice and during normal business hours, Purchaser, Purchaser's representatives and the Brokers have the right to enter upon the Property before the Closing for purposes of viewing, inspecting and conducting studies of the Property, so long as they do not unreasonably interfere with the use of the Property by Seller or any tenants, or cause damage to the Property.

K.
Governing Law. This Contract will be construed under and governed by the laws of the State of Texas, and unless otherwise provided in this Contract, all obligations of the parties created under this Contract are to be performed in the county where the Property is located.

L.
Severability. If any provision of this Contract is held to be invalid, illegal, or unenforceable by a court of competent jurisdiction , the invalid, illegal, or unenforceable provision will not affect any other provisions, and this Contract will be construed as if the invalid, illegal, or unenforceable provision is severed and deleted from this Contract.

M.
Broker Disclaimer. The Brokers will disclose to Purchaser any material factual knowledge the Brokers may possess about the condition of the Property. Purchaser understands that a real estate broker is not an expert in matters of law, tax, financing, surveying, hazardous materials, engineering, construction, safety, zoning, land planning, architecture, or the Americans with Disabilities Act. Purchaser should seek expert assistance on such matters. The Brokers do not investigate a property’s compliance with building codes, governmental ordinances, statutes and laws that relate to the use or condition of the Property or its construction, or that relate to its acquisition. Purchaser is not relying upon any representations of the Brokers concerning permitted uses of the Property or with respect to any nonconformance of the Property. If the Brokers provide names of consultants or sources for advice or assistance, the Brokers do not warrant the services of the advisors or their products. The Brokers cannot warrant the suitability of property to be acquired. Purchaser acknowledges that current and future federal, state and local laws and regulations may require any Hazardous Materials to be removed at the expense of those persons who may have had or continue to have any interest in the Property. The expense of such removal may be substantial. Purchaser agrees to look solely to experts and professionals selected or approved by Purchaser to advise Purchaser with respect to the condition of the Property and will not hold the Brokers responsible for any condition relating to the Property. The Brokers do not warrant that Seller will disclose any or all property defects or other matters pertaining to the Property or its condition. Seller and Purchaser agree to hold the Brokers harmless from any damages, claims, costs and expenses including, but not limited to , reasonable attorneys' fees and court costs, resulting from or related to any person furnishing any false, incorrect or inaccurate information with respect to the Property, Seller's concealing any material information with respect to the condition of the Property. or matters that should be analyzed by experts . To the extent permitted by applicable law, the Brokers' liability for errors or omissions, negligence, or otherwise, is limited to the return of the Fee, if any, paid to the responsible Broker pursuant to this Contract. The parties agree that they are not relying upon any oral statements that the Brokers may have made. Purchaser is relying solely upon Purchaser's own investigations and the representations of Seller, if any, and Purchaser acknowledges that the Brokers have not made any warranty or representation with respect to the condition of the Property or otherwise.

N.	Counterparts. This Contract may be executed in a number of identical counterparts, and all counterparts will be construed together as one agreement.

O.
Patriot Act Representation. Seller and Purchaser each represent to the other that: (1) its property interests are not blocked by Executive Order No. 13224, 66 Fed. Reg. 49079; (2) it is not a person listed on the Specially Designated Nationals and Blocked Persons list of the Office of Foreign Assets Control of the United States Department of the Treasury ; and (3) it is not acting for or on behalf of any person on that list.

P.
Exchange. Seller and Purchaser shall cooperate with each other in connection with any tax deferred exchange that either party may be initiating or completing in connection with Section 1031 of the Internal Revenue Code, so long as neither party will be required to pay any expenses related to the other party's exchange and the Closing is not delayed. Notwithstanding any other provision that may prohibit the assignment of this Contract, either party may assign this Contract to a qualified intermediary or exchange accommodation title holder, if the assignment is required in connection with the exchange. The parties agree to cooperate with each other, and sign any reasonable documentation that may be required, to effectuate any such exchange.

20.    STATUTORY NOTICES.

A.
Abstract or Title Policy. At the time of the execution of this Contract, Purchaser acknowledges that the Brokers have advised and hereby advise Purchaser, by this writing, that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance.

B.	Notice Regarding Unimproved Property Located in a Certificated Service Area. If the Property is unimproved and is located in a certificated service area of a utility service, then Seller shall give to Purchaser a written notice in compliance with §13 .257 of the Texas Water Code, and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the correct name of utility service provider authorized by law to provide water or sewer service to the Property, and must comply with all other applicable requirements of the Texas Water Code.

C.
Special Assessment Districts. If the Property is situated within a utility district or flood control district subject to the provisions of §49.452 of the Texas Water Code, then Seller shall give to Purchaser the required written notice and Purchaser agrees to acknowledge receipt of the notice in writing. The notice must set forth the current tax rate, the current bonded indebtedness and the authorized indebtedness of the district, and must comply with all other _applicable requirements of the Texas Water Code.

D.
Property Owners' Association. If the Property is subject to mandatory membership in a property owners' association, Seller shall notify Purchaser of the current annual budget of the property owners' association, and the current authorized fees, dues and/or assessments relating to the Property. In addition, Seller shall give to Purchaser the written notice required under §5.012 of the Texas Property Code, if applicable, and Purchaser agrees to acknowledge receipt of the notice in writing. Also, Seller shall give to Purchaser the resale certificate required under Chapter 207 of the Texas Property Code, if applicable, and Purchaser agrees to acknowledge receipt of the resale certificate in writing.

E.
Notice Regarding Possible Annexation. If the Property that is the subject of this Contract is located outside the limits of a municipality, the Property may now or later be included in the extraterritorial jurisdiction of the municipality and may now or later be subject to annexation by the municipality. Each municipality maintains a map that depicts its boundaries and extraterritorial jurisdiction. To determine if the Property is located within a municipality's extraterritorial jurisdiction or is likely to be located within a municipality's extraterritorial jurisdiction, contact all municipalities located in the general proximity of the Property for further information.

F.
Notice Regarding Coastal Area Property. If the Property adjoins or shares a common boundary with the tidally influenced submerged lands of the state, then Seller shall give to Purchaser a written notice regarding coastal area property, in compliance with §33.135 of the Texas Natural Resources Code, and Purchaser agrees to acknowledge receipt of the notice in writing.

G.
Gulf lntracoastal Waterway Notice. If the Property is located seaward of the Gulf lntracoastal Waterway, then Seller shall give to Purchaser a written notice regarding the seaward location of the Property , in compliance with §61.025 of the Texas Natural Resources Code, and Purchaser agrees to acknowledge receipt of the notice in writing.

H.
Notice for Property Located in an Agricultural Development District. If the Property is located in an agricultural development district, then in accordance with §60.063 of the Texas Agricultural Code: (1) Seller shall give to Purchaser a written notice that the Property is located in such a district; (2) Purchaser agrees to acknowledge receipt of the notice in writing ; and (3) at the Closing, a separate copy of the notice with current information about the district will be executed by Seller and Purchaser and recorded in the deed records of the county in which the Property is located.

I.
Certificate of Mold Remediation. If a certificate of mold remediation has been issued for the Property under Section 1958.154 of the Occupations Code within the preceding five years, Seller is required to provide a copy of the certificate to Purchaser.

J.	Disclosure of Dual Capacity as Broker and Principal. [Complete if applicable]
_____ is a licensed Texas real estate broker and is acting in a dual capacity as broker for the Purchaser and as a principal in this transaction, as he or she may be the Purchaser (or one of the owners of the Purchaser after any assignment of this Contract). ______ is a licensed Texas real estate broker and is acting in a dual capacity as broker for the Seller and as a principal in this transaction, as he or she may be the Seller (or one of the owners of the Seller).

21.    DISPUTE RESOLUTION.

A.
Mediation. If any dispute (the "Dispute" ) arises between any of the parties to this Contract including, but not limited to, payment of the Fee, then any party (including any Broker) may give written notice to the other parties requiring all involved parties to attempt to resolve the Dispute by mediation. Except in those circumstances where a party reasonably believes that an applicable statute of limitations period is about to expire, or a party requires injunctive or equitable relief, the parties are obligated to use this mediation procedure before initiating arbitration or any other action. Within seven days after receipt of the mediation notice, each party must deliver a written designation to all other parties stating the names of one or more individuals with authority to resolve the Dispute on such party's behalf. Within 14 days after receipt of the mediation notice, the parties shall make a good faith effort to select a qualified mediator to mediate the Dispute. If the parties are unable to timely agree upon a mutually acceptable mediator, any party may request any state or federal judge to appoint a mediator. In consultation with the mediator, the parties shall promptly designate a mutually convenient time and place for the mediation that is no later than 30 days after the date the mediator is selected. In the mediation, each party must be represented by persons with authority and discretion to negotiate a resolution of the Dispute, and may be represented by counsel. The mediation will be governed by applicable provisions of Chapter 154 of the Texas Civil Practice and Remedies Code, and such other rules as the mediator may prescribe. The fees and expenses of the mediator will be shared equally by all parties included in the Dispute.

B.
Arbitration. If the parties are unable to resolve any Dispute by mediation, then the parties (including the Brokers) shall submit the Dispute to binding arbitration before a single arbitrator. The Dispute will be decided by arbitration in accordance with the applicable arbitration statute and any rules selected by the arbitrator. After an unsuccessful mediation, any party may initiate the arbitration procedure by delivering a written notice of demand for arbitration to the other parties. Within 14 days after the receipt of the written notice of demand for arbitration, the parties shall make a good faith effort to select a qualified arbitrator acceptable to all parties. If the parties are unable to agree upon the selection of an arbitrator, then any party may request any state or federal judge to appoint an arbitrator. This agreement to arbitrate will be specifically enforceable under the prevailing arbitration law.

22.    CONSULT AN ATTORNEY. This Contract is a legally binding agreement. The Brokers cannot give legal advice. The parties to this Contract acknowledge that they have been advised to have this Contract reviewed by legal counsel before signing this Contract.

Purchaser's attorney:

Name: _______________________________
Address: _______________________________
_______________________________________
Phone: _______________________________
Fax: _______________________________
Email: ____________________________ _

Seller's attorney:

Name: _______________________________
Address: _______________________________
____________________________________ ___
Phone: _____________________________ __
Fax: ____________________________ ___
Email: ____________________________ _

23.    EXHIBITS AND ADDENDA. All Exhibits and Addenda attached to this Contract are incorporated herein by reference and made a part of this Contract for all purposes [check all that apply]:

X Exhibit “C”    Information About Brokerage Services
X Addendum E    Additional Provisions
X Addendum F    Proposed Lease Agreement

24.    CONTRACT AS OFFER. The execution of this Contract by the first party to do so constitutes an offer to purchase or sell the Property. If the other party does not accept that offer by signing this Contract and delivering a fully executed copy to the first party by the earlier of this date April 3, 2015 or the date that is 10 days after the date this Contract is executed by the first party, then that offer will be deemed to have been automatically withdrawn, in which case the Earnest Money, if any, will be returned to Purchaser. Any acceptance of an offer that has been withdrawn will be effective only if the party that withdrew the offer subsequently agrees to the acceptance either in writing or by course of conduct.

25.    ADDITIONAL PROVISIONS. [Additional provisions may be set forth below or on any attached Addendum].

Post Closing Lease. At the Closing of the purchase and sale of the Property, Seller will execute a lease to Purchaser, to be effective upon funding of the purchase and sale of the Property, to lease back 119,192 square feet of the Property at the rate of $3.50 per square foot per year, triple net, payable monthly during the term of the lease. The lease will be only effective upon the closing and funding of the sale of the Property pursuant to this Contract and the lease term shall be from the date of closing and funding through April 30, 2016, on or before which date Seller as tenant under the lease shall vacate the Property. The lease shall be a written lease agreement executed by Purchaser and Seller at the Closing, subject to approval by counsel for Purchaser and Seller.

This Contract is executed to be effective as of the date the Title Company acknowledges receipt of this fully executed Contract as indicated by the signature block for the Title Company (the Effective Date).

SELLER:
Royal Bodycare, Inc.
By: (Signature) /s/ Steve Brown
Name: Steve Brown
Title: CEO and President
Date of Execution:

PURCHASER:
Decor Pro LLC
By: (Signature) /s/ Blake Smith
Name: Blake Smith
Title: CEO
Date of Execution:

PRINCIPAL BROKER:
Dunn Commercial Management, Inc.
By: (Signature)
Name: David R. Dunn CCIM, SIOR
Title: President
Address: 1202 W. Corporate Dr . W.
Arlington, Texas 76006
Phone: (817) 640-9964
Fax: (817) 640-1217
Email: david.dunn@svn.com
TREC License No: 37584

COOPERATING BROKER:
STREAM REALTY PARTNERS - DFW, L.A TEXAS LIMITED

By: (Signature)
Name: Ryan Boozer
Title: Senior Vice President
Address: 2001 Ross Ave., Suite 2800
Dallas, Texas 75201
Phone: (214) 210-1414
Fax: (214) 210-1446
Email: ryan.boozer@streamrealty.com
TREC License No:

TITLE COMPANY RECEIPT: The Title Company acknowledges receipt of this Contract on 4/9/15 (The Effective Date). Upon receipt of the Earnest Money, the Title Company accepts the subject to the terms and conditions set forth in this Contract.

TITLE COMPANY:
First Western Title Co.

By: (Signature) /s/ Skip Leake
Name: W. T. Skip Leake
Title: ESCROW OFFICE
Address: 5000 Quorum Drive Suite 175
Dallas, Texas 75254
Phone: (972) 980-6532
Fax: (972) 239-4457
Email: wtsleake@wtskipleake.com

PERMISSION TO USE: This form is provided for use by members of the North Texas Commercial Association of Realtors®, Inc. ("NTCAR"), members of the North Texas Commercial Association of Real Estate Professionals, Inc., and other licensed users of an NTCAR electronic forms system. Permission is given to make limited copies of the current version of this form for use in a particular Texas real estate transaction. Please contact the NTCAR office to confirm you are using the current version of this form. Mass production, or reproduction for resale, not allowed without express permission. Any changes to this form must be made in a manner that is obvious. If any words are deleted, they must be left in the form with a line drawn through them. If changes are made that are not obvious, the person who made the change could be subject to a claim of fraud or misrepresentation for passing off an altered form as if it were the genuine NTCAR form.

Sperry Van Ness Dunn Commercial
NORTH TEXAS COMMERCIAL ASSOCIATION OF REALTORS®
INFORMATION ABOUT BROKERAGE SERVICES

Before working with a real estate broker, you should know that the duties, of a broker depend on whom the broker represents. If you are a prospective seller or land lord (owner) or a prospective buyer or tenant (buyer). You should know that the broker who lists the property for sale or lease is the owner's agent. A broker who acts a, a subagent represents the owner in cooperation with the listing broker. A broker who acts as a buyer', agent represent the buyer. A broker may act as an intermediary between the parties if the parties consent in writing. A broker can assist you in locating a property, preparing a contract or lease, or obtaining financing without representing you. A broker is obligated by law to treat you honestly.

IF THE BROKER REPRESENTS THE OWNER:
The broker becomes the owner· agent by entering into an agreement with the owner, usually through a written listing agreement, or by agreeing to act as a subagent by accepting an offer of subagency from the listing broker. A subagent may work m a different real estate office. A listing broker or subagent can assist the buyer but does not represent the buyer and must place the interests of the owner first. The buyer should not tell the owner's agent anything the buyer would not want the owner to know because an owner's agent must disclose to the owner any material information known to the agent.

IF THE BROKER REPRESENTS THE BUYER:
The broker becomes the buyer’s agent by entering into an agreement to represent the buyer, usually through a written buyer representation agreement. A buyer's agent can assist the owner, but does not represent the owner and must place the interests of the buyer first. The owner should not tell a buyer's agent anything the owner would not want the buyer to know because a buyer' agent must disclose to the buyer any material information known to the agent.

IF THE BROKER ACTS AS AN INTERMEDIARY:
A broker may act as an intermediary between the parties if the broker complies with The Texas, Real Estate License Act.
The broker must obtain the written consent of each party to the transaction to act as an intermediary. The written consent must state who will pay the broker and. in conspicuous bold or underlined print, set forth the broker’s obligations as an intermediary. The broker is required to treat each party honestly and fairly and to comply with The Texas Real Estate License Act. A broker who acts as an intermediary in a transaction:

(1)	shall treat all parties honestly;

(2)	may not disclose that the owner will accept a price less than the asking price unless authorized in writing to do so by the owner;

(3)	may not disclose that the buyer will pay a price greater than the price submitted in a written offer unless authorized in writing to do so by the buyer; and

(4)
may not disclose any confidential information or any information that a party specifically instructs the broker in writing not to disclose unless authorized in writing to disclose the information or required to do so by The Texas Real Estate License Act or a court order or if the information materially relates to the condition of the property.

With the parties' consent, a broker acting as an intermediary between the parties may appoint a person who is licensed under The Texas Real Estate License Act and associated with the broker to communicate with and carry out instruction, of one party, and another person who is licensed under that Act and associated with the broker to communicate with and carry out instruction of the other party.

If you choose to have a broker represent you, you should enter into a written agreement with the broker that clearly establish the broker's obligations and your obligations. The agreement should state how and by whom the broker will be paid. You have the right to choose the type of representation, if any you wish to receive. Your payment of a fee to a broker does not necessarily establish that the broker represents you. If you have any questions regarding the duties and responsibilities of the broker, you should resolve the questions before proceeding.
This is not a contract. The real estate licensee asks that you acknowledge receipt of this information about brokerage services for the licensee's records.

Dunn Commercial Management, Inc.                /s/ Blake Smith                4/9/15
Real Estate Broker Company                    Buyer, Seller, Tenant, or Landlord        Date

David R. Dunn CCIM, SIOR                    /s/ Steve Brown                4/9/15
Real Estate Licensee            Date            Buyer, Seller, Tenant, or Landlord        Date

1996 NTCAR form (1-96)                                            Single Page
Sperry Van Ness Dunn Commercial, 1202 Corporate Drive West Arlington, TX 76006
Phone: (640)480-8200        Fax: 817-640-1217        David Dunn                 2301 Crown Court

ADDENDUM "E"

SPECIAL ADDENDUM TO COMMERCIAL CONTRACT OF SALE ("CONTRACT") BETWEEN ROYAL BODY CARE, INC. ("Seller") AND
DECOR PRO LLC and/or its permitted assigns ("Purchaser")

ADDITIONAL PROVISIONS

2.    PROPERTY. Seller advises Purchaser that there is no personal property that is part of the Property.

4.    EARNEST MONEY AND TITLE COMPANY ESCROW.

A.    Title Company. The Title Company to serve as escrow agent for this Contract is (the "Title Company"):        First Western Title Company
Attn: W T Skip Leake, Attorney Escrow Officer
5000 Quorum Drive, Suite 175
Dallas, Texas 75454
Phone: 817-460-771 l
Fax: 817-469-7020
Email: wtsleake@wtskipleake.com

5.    SURVEY AND TITLE.

A.    Survey.

Seller shall deliver to Purchaser a new survey (the "Survey") of the Property prepared at Seller's expense. The Survey shall be a Category 1A Condition II Survey as defined by the Texas Society of Professional Surveyors Manual Of Practice.

B.    Title Commitment.

In addition to the items listed in Section 5.B (I), the following shall be deemed to be Permitted Exceptions: (i) the standard printed exceptions in Schedule B of the Title Commitment, (ii) the rights of tenants under any the leases to be assigned by Seller to Purchaser under this Contract, and (iii) the lien for taxes for the year 2015.

7.    SELLERS REPRESENTATIONS:

A.    Statements. Seller represents to Purchaser, to the best of Purchaser's knowledge:

(5)     Is deleted in its entirety and is replaced by the following:

(5) Actual Knowledge. All of Seller's representations set forth in Section 7 or elsewhere in this Contract, if any, are made only to Seller's actual not constructive knowledge. Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean on the actual personal knowledge of Steven E. Brown, CEO and President of Seller ("Seller's Representative"), without any inquiry or investigation by him whatsoever. No broker, agent, or party other than Seller's Representative is authorized to make any representation for on behalf of Seller. Neither party shall have any liability after closing for the breach of a representation hereunder of which the other party hereto had actual knowledge as of Closing. The provisions of this paragraph shall survive the Closing. Buyer acknowledges, agrees, admits, represents and warrants to Seller, that Steven E. Brown is acting solely in his representative capacities on behalf of the Seller and that he shall have no personal liability for any claim or cause of action arising in connection with this Contract.

If, prior to the Closing, Seller or Purchaser acquires actual knowledge of any fact which either did not previously have and such fact would make any representation of Seller contained in this

Agreement materially untrue or inaccurate, then Seller shall have the right to qualify such representation; provided, however, that at all times prior to the Closing Date, Seller shall be deemed to act diligently and in good faith to maintain the truth and accuracy of any representations of Seller contained in this Agreement, if any, and provided further that in the event Seller so qualifies any such representation, Purchaser may, at its sole option and notwithstanding anything else in this Contract to the contrary, either (1) terminate this Contract and receive a refund of Earnest Money less any independent consideration, or (2) elect to proceed with the closing of the purchase of the Property notwithstanding such qualification.

Except as expressly set forth in this Contract and in any document executed by Seller and delivered to Purchaser at Closing, Purchaser acknowledges, agrees, admits, represents and warrants to Seller, that Seller has not at any time made and is not now making, and Seller specifically disclaims, making any representations or warranties of any kind or character, express or implied, with respect to the Property, including, but not limited to any representations or warranties as to (l) matters of title, except as limited herein; (2) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of hazardous materials in, on, under or in the vicinity of the Property; (3) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting; (4) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard; (5) drainage; (6) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring; (7) the presence of endangered species or any environmentally sensitive or protected areas; (8) zoning or building entitlements to which the Property or any portion thereof may be subject; (9) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric; (10) usages of adjoining property; (11) access to the Property or any portion thereof; (12) the value, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges , liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof; (13) the condition or use of the Property or compliance of the Property with any or all past, present or future federal state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws; (14) the existence or non-existence of underground storage tanks, surface impoundments, or landfills; (15) the merchantability of the Property or fitness of the Property for any particular use or purpose; (16) the truth, accuracy or completeness of the items delivered to Buyer by Seller, if any; (17) tax consequences; or (18) any other matter or thing with respect to the Property. The provisions of this paragraph shall survive the Closing of the Property.

Section (6) is added:

(6)
Sale "As Is, Where Is." Purchaser acknowledges, agrees, admits represents and warrants to Seller that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall solely accept the Property from Seller " AS IS, WHERE IS, IN ITS PRESENT CONDITION AT CLOSING WITH ALL FAULTS", except to the extent expressly provided otherwise in this Contract and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Contract, Purchaser acknowledges, agrees, admits, represents and warrants to Seller that Purchaser has not relied on and shall not rely on and/or has not relied upon Seller and that Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, whether orally or in writing. Purchaser acknowledges, agrees, admits, represents and warrants to Seller that Purchaser has conducted or will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and Purchaser shall solely rely upon Purchaser's own investigation of the Property. By failing to terminate this Agreement prior to the expiration of the Inspection Period described in Section 10 of this Contract, Buyer acknowledges, agrees, admits, represents and warrants to Seller, that Seller has afforded Purchaser a full opportunity to conduct such inspections and investigations of the Property as Purchaser deemed necessary to satisfy

Purchaser as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any hazardous materials on or discharged from the Property, and Purchaser shall solely rely upon same and not upon any information provided to Purchaser, if any, by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Contract.

10.    INSPECTION. Section 10. B of the Contract is hereby modified to add the following Section (6):

6.    Seller’s Consent. Notwithstanding anything therein to the contrary, Purchaser shall not be permitted to conduct physical or invasive testing (including, without limitation, any environmental testing other than a Phase 1 study) without Seller's prior written consent. ln conducting any such inspections, investigations or tests of the Property, Purchaser and its agents and representatives shall: (1) not disturb the occupant or interfere with their use of the Property pursuant to their respective leases; (2) not interfere with the operation and maintenance of the Property; (3) not damage any part of the Property or any personal property owned or held by Purchaser or any third party; (4) not injure or otherwise cause bodily harm to Seller or its agents , guests, invitees, contractors and employees; (5) comply with all applicable laws; (6) promptly pay when due the costs of all tests, investigations , and examinations done with regard to the Property; (7) not permit any liens to attach to the Property by reason of the exercise of its rights hereunder; and (8) repair any damage to the Property resulting directly or indirectly from any such inspection or tests.

12.    ESTOPPEL CERTIFICATES. Section 12 is deleted.

15.    CLOSING.

Section C 2 and 3 are deleted.
Section F is deleted.
Section G is deleted.

16.    DEFAU LT. Section 16 is deleted in its entirety and replaced w it h the following Section 16:

A.	SELLER'S BREACH
Should Seller fail to comply with any of the requirements contained herein, for any reason except for Purchaser' default, Purchaser may either terminate this Contract, whereupon all Earnest Money shall be returned to Purchaser, less any independent consideration, and neither party shall have any further rights or obligations hereunder or Purchaser may otherwise only seek specific performance by Seller.

B.	PURCHASER'S BREACH

Should Purchaser fail to perform under this Contract for any cause other than Seller's default, Seller, may only terminate this Contract, whereupon all Earnest Money shall be disbursed to Seller as liquidated damages and neither party shall have any further rights or obligations hereunder.

17.    AGENCY DISCLOSURE. Section 17 is deleted in its entirety.

18.    PROFESSIONAL SERVICE FEE. ls deleted in its entirety and replaced with the following Section 18:

Seller has agreed to pay a Professional Service Fee (the "Fee") of Two percent (2%) of the Purchase Price to Dun Commercial Management Inc. and an additional Two percent (2%) of the Purchase Price to Stream Realty Partners-DFW, L.P. only upon the closing and funding of this Contract. No Broker's right to receive payment of a Fee will be earned or become vested or be due and payable unless and until the transaction contemplated by this Contract shall close and the Seller shall have received its closing proceeds and no Fee, commission or other similar fee shall be due and payable or become earned or vested if this Contract is terminated for any reason including without limitation any default by either Seller or Purchaser. Purchaser and Seller each represent and warrant to the other that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with the sale of the Property by Seller to Purchaser, except as set forth in this Contract. Purchaser and Seller each shall indemnify, defend and hold the other harmless from any claim, liability, obligation, cost or expense (including attorneys' fees and expenses) for any fees or commissions relating to Purchaser's purchase of the Property asserted against either party by any broker or other person (other than as set forth in this Contract) claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts. This provision Section 18 shall survive the Closing or any termination of this Agreement.

25.

C.
Post Closing Lease. At the Closing of the purchase and sale of the Property, Seller will execute a lease to Purchaser, to be effective upon funding of the purchase and sale of the Property, to lease back 119,192 square feet of the Property at the rate of $3.50 per square foot per year, triple net, payable monthly during the term of the lease. The lease will be only effective upon the c losing and funding of the sale of the Property pursuant to this Contract and the lease term shall be from the date of closing and funding through April 30, 2016, on or before which date Seller as tenant under the lease shall vacate the Property. The lease shall be a written lease agreement executed by Purchaser and Seller at the Closing, subject to approval by counsel for Purchaser and Seller.

D.	Signature Approval. The agreement and duty of Seller's Representative to execute and deliver this Contract are subject to the approval of Seller's Board Of Directors.

E.
Closing Approval. Once this Contract has been executed by Seller's Representative with the approval of Seller's Board of Directors, the obligation of Seller to close the sale of the Property pursuant to this Contract is further subject to the separate approval of Seller's Board Of Directors.

F.	Addendum. In the event of a conflict between this Addendum containing these Additional Provisions, and any other provision of this Contract, this Addendum shall control.

ASSIGNMENT AND MODIFICATION OF COMMERCIAL CONTRACT OF SALE

THIS ASSIGNMENT AND MODIFICATION OF COMMERCIAL CONTRACT OF SALE
(the "Assignment") is entered into on April 29, 2015, by and between Decor Pro LLC, a Texas limited liability company ("Assignor"), BCKK Investment Group, Inc., a Texas corporation ("Assignee" and "Landlord "), American Christmas Light & Supply, Inc., a Texas corporation ("Tenant" and "Sublessor") and Royal Bodycare, Inc., a Nevada corporation ("Seller" and "Sublessee").

WITNESSETH:

WHEREAS, Assignor entered into that certain Commercial Contract Of Sale (the "Contract") with Seller dated effective April 9, 2015, whereby Assignor agreed to purchase certain real property and improvements which is more particularly described in the Contract; and

WHEREAS, Assignor desires to assign the Contract to Assignee for the assumption by Assignee of all obligations of Assignor pursuant to the terms and provisions of the Contract; and

WHEREAS, Assignee desires to accept such assignment of the Contract and to assume all of the obligations of Assignor pursuant to the terms and provisions of the Contract; and

WHEREAS, the parties to this Assignment wish to modify the Contract to provide for a Commercial Lease Agreement (the "Master Lease") to be executed and delivered at closing between BCKK Investment Group, Inc., as Landlord, and American Christmas Light & Supply, Inc., as Tenant, a true and correct copy of said Master Lease being attached hereto and incorporated herein by reference for all purposes as Exhibit "A";

WHEREAS, the parties to this Assignment wish to further modify the Contract to provide for a Commercial Sublease (the "Sublease") to be executed and delivered at closing between American Christmas Light & Supply, Inc., as Sublessor, and and Royal Bodycare, Inc., as Sublessee, a true and correct copy of said Sublease being attached hereto and incorporated herein by reference for all purposes as Exhibit "B"

NOW THEREFORE, for good and valuable consideration, Assignor, Assignee, Landlord, Tenant and Sublessor and Seller and Sublessee, further covenant and agree as follows:

1. Assignor hereby sells, transfers , conveys, and assigns to Assignee all rights, title and interest of Assignor in and to the Contract regarding the real property described in the Contract (the "Property ");

2.    Assignee hereby assumes all obligations of Assignor under the Contract;

3.    Paragraph 25. Addition Provisions, in the Contract is deleted and is hereby replaced by the following Paragraph 25:

25. Addition Provisions.

Post Closing Lease. At the Closing of the purchase and sale of the Property, Purchaser as Landlord and Tenant shall execute and deliver the Master Lease in the form attached hereto as Exhibit "A". The Master Lease shall only be effective upon the Closing and Funding of the sale of the Property pursuant to the Contract.

Post Closing Sublease. At the Closing of the purchase and sale of the Property, Tenant as Sublessor and Seller as Sublessee shall execute and deliver the Sublease in the form attached hereto as Exhibit "B". The Sublease shall only be effective upon the closing and funding of the sale of the Property pursuant to the Contract and the execution and delivery of the Master Lease between Purchaser as Landlord and Tenant, and the lease term of the Sublease shall be from the date of closing and funding through April 20, 2016.

4.    It shall be a condition precedent to Seller's obligation to close the sale of the Property to Assignee as Purchaser under the Contract that:

A.	Contemporaneously with the closing and funding of the sale of the Property pursuant to the Contract, that the Master Lease be executed and delivered between Purchaser as Landlord and Tenant;

B.	A true and correct copy of the executed Master Lease be furnished to Seller as Sublessee under the Sublease;

C.	The Sublease be executed and delivered between Tenant as Sublessor and Seller as Sublessee; and

D.	That Seller as Sublessee under the Sublease remain in sole possession of the Property pursuant and subject to the terms of the Sublease.

5.    Pursuant to Article 10 of the Master Lease, Landlord hereby consents to the Sublease.

6.    All other provisions of the Contract not modified by this Assignment are hereby ratified and shall remain in full force and effect.

Signed to be effective April 29, 2015.

SIGNATURES ON FOLLOWING SEPARATE PAGES

ASSIGNOR:

Decor Pro LLC

By: /s/ Blake Smith
Blake Smith, President
Dated Signed: 5/4/15

ASSIGNEE AND LANDLORD:

BCKK Investment Group, Inc.

By: /s/ Blake Smith
Blake Smith, President
Dated Signed: 5/4/15

TENANT:

American Christmas Light & Supply, Inc.

By: /s/ Blake Smith
Blake Smith, CEO
Date Signed: 5/4/15

SELLER AND SUBLESSOR:

Royal Bodycare, Inc.

By: /s/ Steve Brown
Steven E. Brown, President and CEO
Date Signed: 4/30/15

EXHIBIT "A"

MASTER LEASE BETWEEN

BCKK Investment Group, Inc., Landlord And
American Christmas Light & Supply, Inc., Tenant

(See attached Commercial Lease Agreement)

EXHIBIT "B"

SUBLEASE BETWEEN

American Christmas Light & Supply, Inc., Sublessor

And

Royal Bodycare, Inc., Sublessee (See attached Commercial Sublease)

SECOND MODIFICATION OF COMMERCIAL CONTRACT OF SALE

THIS SECOND MODIFICATION OF COMMERCIAL CONTRACT OF SALE (the
“Modification”) is entered into to be effective on May 26, 2015, by and between BCKK Investment Group, Inc., a Texas corporation (“Purchaser” and “Landlord”), American Christmas Light & Supply, Inc., a Texas corporation (“Tenant” and “Sublessor”) and Royal Bodycare, Inc., a Nevada corporation (“Seller” and “Sublessee”).

WITNESSETH:

WHEREAS, Decor Pro LLC, a Texas limited liability company (“Assignor”), entered into that certain Commercial Contract Of Sale (the “Contract”) with Seller dated effective April 9, 2015, whereby Assignor agreed to purchase certain real property and improvements (the “Property”) which is more particularly described in the Contract; and

WHEREAS, Assignor has assigned the Contract to Purchaser and Landlord, who has assumed the obligations of purchaser under the Contract, pursuant to that certain Assignment and Modification of Contract dated effective April 29, 2015 and executed by the parties; and

WHEREAS, BCKK Investment Group, Inc., as Purchaser and Landlord, American Christmas Light & Supply, Inc., as Tenant and Sublessor and Royal Bodycare, Inc., as Seller and Sublessee, modified the terms of the Contract and provided for a master lease between Landlord and Tenant and a sublease between Sublessor and Sublessee pursuant to that certain Assignment and Modification of Contract dated effective April 29, 2015 and executed by the parties; and

WHEREAS, the parties to this Modification wish to further modify the Contract to extend the date of closing, provide for additional Earnest Money and allow Purchaser, upon closing and funding of the purchase of the Property pursuant to the Contract as modified, to construct and utilize certain improvements in the Property;

NOW THEREFORE, for good and valuable consideration, Purchaser and Landlord, Tenant and Sublessor and Seller and Sublessee, further covenant and agree as follows:

1.The first subparagraph in Paragraph 4. C. Earnest Money is deleted, and is replaced by the following two subparagraphs:

C. Earnest Money. Upon execution of this Modification by the parties and without any further instruction to the Title Company by Purchaser and Landlord, Tenant and Sublessor and Seller and Sublessee, the Title Company is hereby instructed to release and deliver to Seller the Earnest Money in the sum of $100,000.00, which shall be deemed fully earned and non-refundable for any reason whatsoever, but said amount shall be applied to the Purchase Price upon Closing.

Additional Earnest Money. Within two (2) business days of the execution of this Modification by the parties, Purchaser shall deposit with the Title Company an additional sum of $100,000.00 (the “Additional Earnest Money”). Upon deposit with the Title Company the Additional Earnest Money shall immediately become non-refundable to Purchaser, except upon Seller’s default as provided for in this Contract, but said amount shall be applied to the Purchase Price upon Closing. If Purchaser fails to timely deposit the Additional Earnest Money with the Title Company, then Seller may at Seller’s option, terminate the Contract by delivering a written termination Notice to Purchaser at any time until Purchaser deposits the Additional Earnest Money with the Title Company. Hereinafter in this Contract the Additional Earnest Money shall be referred to as the Earnest Money.

The remaining subparagraph under Section C shall remain the same and is not affected by this modification.

2.Paragraph 10 Inspection and Paragraph 11 Delivery and Review of Documents are hereby deleted in their entirety. From and after the effective date of this Modification, Purchaser shall no longer have any right to terminate this Contract and receive a refund of the Earnest Money, except upon Seller’s default as provided in the Contract. Notwithstanding, Purchaser shall have no right whatsoever to receive a refund of the Earnest Money released to Seller as provided by this Modification.

3.	Paragraph 15. A. Closing Date, is hereby modified to read as follows:

A.Closing Date. The closing of the transaction described in this Contract (the “Closing”) will be held at the offices of the Title Company on or before 5:00 o’clock P.M. on July 15, 2015 (the “Closing Date”).

4.Paragraph 25, Addition Provisions, is hereby modified to ad the following additional provision:

Purchaser and Landlord, Tenant and Sublessor, and Seller Sublessee, all jointly agree that upon the closing and funding of the sale and lease and sublease of the Property pursuant to this Contract, that Purchaser, at Purchaser’s sole cost and expense, shall be entitled to construct certain improvements in an area (“Purchaser’s Area”) consisting of approximately 5,950 square feet of space for exclusive use by Purchaser and Landlord and/or Tenant and Sublessor as an office/workroom in the NW corner of the building and a sales counter in the SW corner of the building both as generally described on Exhibit “A” attached to this Modification and a sales counter and incorporated herein by reference for all purposes.

Such improvements (the “Improvements”) to be made by Purchaser shall include:

1.	All improvements reasonably necessary to the NW corner of the building to accommodate a landscape company;

2.	A sales counter in the SW corner of the building

3.	Relocation of Subtenant’s existing “Maintenance Area” to an area adjacent to the proposed addition;

4.	Relocation of Subtenant’s existing “Rejected Quarantine Area” to an area adjacent to proposed addition;

5.	Relocation of Subtenant’s existing “Rack” within the designated area to accommodate the improvements; and

6.	Construction of a fence (the “Fence”) around an outdoor area on the NW side of the Property for storage of Purchaser’s trucks and trailers as follows:

a.	The Fence will be in full compliance with all applicable deed restrictions, the Los Colinas Association rules and regulations and city codes;

b.	The Fence will be of similar quality and finish to the existing fence located on the Property along the North property line;

c.	The Fence will have a slider gate at both the north and west side to accommodate controlled access for the Purchaser

In addition, the Improvements shall be subject to the following specifications:

1.	The area of the wall containing the components related to electrical power will remain outside of the proposed addition and accessible to Sublessee;

2.	The personnel entry door on the northwest side of the building will remain open and accessible to Sublessee in order for Sublessee’s employees to access the backup generator; and

3.
The personnel entry door on the southwest side of the building will remain open and accessible to Sublessee in order for Sublessee’s employees to enter from and exit to the parking area on the westside of the building.

The Sublease is hereby modified to exclude Purchaser’s Area, which shall be under the sole and exclusive control of Purchaser and Landlord and/or Tenant and Sublessor.

5.    All other provisions of the Contract not modified by this Assignment are hereby ratified and shall remain in full force and effect.

Signed to be effective May 26, 2015.

SIGNATURES ON FOLLOWING SEPARATE PAGES

PURCHASER AND LANDLORD:

BCKK Investment Group, Inc.

By: /s/ Blake Smith
Blake Smith, President
Dated Signed: 5/29/15

TENANT:
American Christmas Light & Supply, Inc.

By: /s/ Blake Smith
Blake Smith, CEO
Date Signed: 5/29/15

SELLER AND SUBLESSOR:

Royal Bodycare, Inc.

By: /s/ Steve Brown
Steven W. Brown, President and CEO
Date Signed: 5/29/15

EXHIBIT “A” PURCHASER’S AREA
(See attached Drawing)